UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2014 (October 9, 2014)

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On October 10, 2014, the Board of Directors of The Progressive Corporation elected Barbara R. Snyder, 59, to fill a vacancy on the Company’s Board for a term ending on the date of the Company’s Annual Meeting of Shareholders in 2015. Ms. Snyder has not yet been appointed to serve on any committee of the Board. There are no arrangements or understandings between Ms. Snyder and any other person, pursuant to which she was elected as a director. Ms. Snyder’s compensation as a director will be provided on the same basis as that provided to the Company’s other non-employee directors, as further described in the Company’s Proxy Statement dated March 21, 2014, at pages 58-59. Certain of Ms. Snyder’s biographical information is included in the Company’s press release attached hereto as Exhibit 99.

(e)    At its meeting held on October 9, 2014, the Compensation Committee of the Board of Directors approved an amendment to The Progressive Corporation Executive Deferred Compensation Plan to conform the plan to the administrative practice of permitting only annual grants of equity awards to be deferred under that plan. A copy of the Second Amendment to the Executive Deferred Compensation Plan (2010 Amendment and Restatement) is attached hereto as Exhibit 10.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    On October 10, 2014, the Board of Directors approved revisions to the Company’s Code of Regulations. The changes were effective immediately. A copy of the Company’s Code of Regulations, as so revised, is attached hereto as Exhibit 3. Following is a description of the changes to the Code of Regulations.

Special Meeting Procedures (Article I, Section 2). The Code of Regulations now provides that the Board of Directors, and not the party calling the meeting, will set the date, time and place of a special meeting of shareholders. If a special meeting is called by shareholders in accordance with this Section, the meeting must be set within 90 days after the Company’s receipt of the shareholders’ call for the meeting. No change was made to Article I, Section 4, which provides that the place of the meeting will be at the Company’s principal office, unless determined otherwise by the Board of Directors.

Notices of Meetings (Article I, Section 3). The revisions specify that the president or secretary of the Company are authorized to send notices of shareholder meetings to shareholders.

Shareholder Proposal Procedures (Article I, Section 8). The Board of Directors approved a number of changes to the Company’s existing shareholder proposal provisions. These provisions, and the changes described below, apply to all shareholder proposals other than those submitted under SEC Rule 14a-8.

•	The title of this Section is changed to “Procedures for Shareholder Proposals”.

•
The procedures now provide that a beneficial shareholder (i.e., a shareholder who holds shares through a broker, bank or other financial institution) may make a shareholder proposal for consideration at an annual meeting, provided that the shareholder can provide appropriate proof of ownership of shares in the Company. The prior provision required that the record shareholder provide notice on a beneficial holder’s behalf. Proof of ownership is provided by the same means allowed under SEC Rule 14a-8.

•
The revisions clarify that the proponent must be a record or beneficial shareholder when the original notice of the proposal is received by the Company, at the record date for the meeting and on the date of the meeting.

•
The time frame for receipt of the shareholder’s notice has been changed from 60 to 90 days preceding the anniversary of the prior year’s annual meeting to 90 to 120 preceding the anniversary date (with an explicit adjustment mechanism if the current year’s annual meeting changes significantly as compared with the prior year). This change became necessary because, beginning in 2014, the Company moved its annual meeting date from April to May, but did not significantly delay the mailing of its proxy statement. As a result, the Company’s proxy statement would be mailed shortly after the end of the prior 60 to 90 day period. Such a schedule would provide insufficient time for the Company to consider the impact on proxy statement disclosure of any shareholder proposal received at the end of the notice period and potentially would require the Company to delay its mailing and/or incur additional printing and mailing costs. The revised time period avoids these concerns. As a result of this change, the deadlines for shareholder proposals for the 2015 Annual Meeting of Shareholders have changed (see Item 8 below).

•
The existing notice requirements have been retained with certain changes, including: a clarification that the shareholder’s holdings of derivative securities encompasses all such securities, regardless of when ownership, voting power or economic risk will transfer; security ownership disclosures and performance-related fees must be disclosed if held by the shareholder’s immediate family members or affiliates; and a clarification that any arrangements or understandings with respect to the voting of shares on the proposal must be disclosed.

•
The provision requires updated and supplemental disclosures of the information to be provided as of the record date and as of the date that is 10 days in advance of the meeting, together with specific timing requirements. These provisions were added to ensure continued compliance with these requirements as of the record date and in anticipation of the meeting date. In cases where there is no change in the information previously presented, the Board expects that a brief statement to that effect would be submitted by the shareholder.

•
The corporation has the authority to request similar disclosures from shareholders who make a proposal as part of the notice of a special meeting that is called in accordance with the requirements of the Code of Regulations. This provision is not mandatory but allows the Board flexibility to obtain information that may be considered important at the time.

Special Meetings of the Board of Directors (Article II, Section 9). Special meetings of the Board of Directors may now be called by the lead independent director, if one has been named. This change corresponds to the Board of Directors’ recent modifications to the Company’s Corporate Governance Guidelines.

Notice of Annual or Special Meetings of the Board of Directors (Article II, Section 10). This provision has been updated to modernize the meeting notice process while ensuring that directors have sufficient notice of the meeting in question. This provision now provides that notices to directors personally or by phone, fax, email or other electronic means will be deemed properly given if delivered at least 24 hours prior to the applicable Board meeting. Meeting notices sent by U.S. Mail or overnight courier will be deemed properly given if sent at least 48 hours prior to the applicable meeting. Waivers by directors of such requirements may also be given electronically.

Shareholder Nomination Procedures (Article II, Section 13). The Board of Directors approved a number of changes to the existing shareholder nomination provisions. The changes were consistent with the changes made to the Procedures for Shareholder Proposals described above (other than the last bullet point thereof).

Officers-General Provisions (Article IV, Section 1). The prior provision requiring that the president of the Company be a member of the Board of Directors has been removed.

Technical Changes (Various Sections). The recent changes have included a number of technical or conforming changes, including correcting capitalized terms and certain terminology and omitting duplicate definitions, in addition to various minor wording changes.

Item 8.01 Other Events

The dates for shareholder proposals and director nominations by shareholders submitted under the Company’s Code of Regulations for the 2015 Annual Meeting of Shareholders have changed as a result of amendments to the Company’s Code of Regulations described above. The dates for proposals submitted under Rule 14a-8 have not changed. The revised dates and related information are as follows:

Shareholder proposals which are not submitted in accordance with Rule 14a-8, and director nominations by shareholders, must be submitted to us between January 16, 2015 and February 15, 2015, together with appropriate supporting information and updates to such information at the times and in the manner specified in the Company’s Code of Regulations, to ensure that the proposal or nomination will be considered at our Annual Meeting of Shareholders in 2015. If a shareholder submits such a proposal or nomination after February 15, 2015, or fails to satisfy the requirements of the Code of Regulations with respect to a proposal or nomination, the presiding officer at the Annual Meeting may refuse to acknowledge the proposal or nomination. However, if the presiding officer allows the consideration of a proposal or nomination submitted after February 15, 2015, the proxies designated by the Board may exercise their discretionary voting authority, without discussion of the matter in our proxy materials, with respect to any such matter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See exhibit index on page 6.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2014
THE PROGRESSIVE CORPORATION

By: /s/ Jeffrey W. Basch
                            Name: Jeffrey W. Basch
Title: Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description
3	3	The Progressive Corporation Code of Regulations, as amended by the Board of Directors on October 10, 2014
10	10	Second Amendment to The Progressive Corporation Executive Deferred Compensation Plan (2010 Amendment and Restatement)
99	99	Press Release dated October 10, 2014 announcing the election of Barbara R. Snyder to the Board of Directors